Exhibit 10.2

DIRECTOR NOMINATION AGREEMENT

This Director Nomination Agreement (this “Agreement”) is made on June 28, 2024 (the “Effective Date”), by and among Tamboran Resources Corporation, a Delaware corporation (the “Company”), and Sheffield Holdings, LP (“Sheffield Holdings”).

RECITALS

WHEREAS, the Company has agreed to permit the Sheffield Group to designate two directors for nomination for election to the board of directors of the Company (the “Board”), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the following:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the specified Person; provided that the Company and any Person Controlled by the Company shall not be considered to be an Affiliate of any member of the Sheffield Group for any purpose under this Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Beneficial Owner” means, with respect to a security, a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (a) voting power, which includes the power to vote, or to direct the voting of, such security, or (b) investment power, which includes the power to dispose, or to direct the disposition of, such security. The term “Beneficially Own” shall have a correlative meaning. For the avoidance of doubt, ownership of any CHESS Depositary Interests shall constitute beneficial ownership of the underlying Common Stock for all purposes of this Agreement.

“Board” has the meaning set forth in the Recitals.

“Bylaws” means the Amended and Restated Bylaws of the Company, as amended or restated from time to time.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as amended or restated from time to time.

“Company” has the meaning set forth in the Preamble.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled by” and “under common Control with” shall have correlative meanings.

“Designated Director” has the meaning set forth in Section 2.01(a).

“Effective Date” has the meaning set forth in the Preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Independent Director” means a director who qualifies, as of the date of such director’s election or appointment to the Board (or any committee thereof) and as of any other date on which the determination is being made, as an “independent director” under the applicable rules of the Securities Exchange, as determined by the Board and, to the extent applicable with respect to Audit Committee membership, an “Independent Director” under Rule 10A-3 under the Exchange Act and any corresponding requirement of Securities Exchange rules for audit committee members, as well as any other requirement of the U.S. securities laws that is then applicable to the Company, as determined by the Board.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity, and also includes any managed investment account.

“Proceeding” has the meaning set forth in Section 4.08.

“Securities Exchange” means the U.S. national securities exchange on which the Company’s common stock, par value $0.001 per share, is then listed.

“Selected Courts” has the meaning set forth in Section 4.08.

“Sheffield” means initially Sheffield Holdings but includes any successor thereto designated as such by the Sheffield Group to the Company.

“Sheffield Group” means that group consisting of (i) Mr. Bryan Sheffield, (ii) Bryan Sheffield’s spouse, lineal descendants (whether by blood or adoption) and heirs (whether by will or intestacy), (iii) any trust, family partnership or family limited liability company, the beneficiaries, partners or members of which include Bryan Sheffield, Bryan Sheffield’s spouse or Bryan Sheffield’s lineal descendants (whether by blood or adoption) and heirs (whether by will or intestacy) and (iv) funds or partnerships managed or otherwise controlled by any person listed in clause (i) through (iii), including Sheffield Holdings but excluding any portfolio companies of any of the foregoing. Each of the above, also a “member of the Sheffield Group”. The Parties acknowledge that Sheffield, as defined above, is the authorized representative of the Sheffield Group for all purposes under this Agreement.

“Sheffield Holdings” has the meaning set forth in the Preamble.

“Termination Date” means with respect to the rights of the Sheffield Group hereunder, the date when the Voting Percentage of Sheffield Group is less than 5.0% for the first time following the Effective Date.

“Termination Trigger” has the meaning set forth in Section 3.01.

“Voting Percentage” means, with respect to any Person, the percentage voting power in the general election of directors of the Company represented by all shares of Voting Stock Beneficially Owned by such Person.

“Voting Stock” means the common stock of the Company, as well as any other class or series of capital stock of the Company entitled to vote generally in the election of directors to the Board.

Section 1.02 Other Definitional and Interpretive Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References in the singular or to “him,” “her,” “it,” “itself” or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be. References to the Preamble, Recitals, Articles and Sections shall refer to the Preamble, Recitals, Articles and Sections of this Agreement, unless otherwise specified. The headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to “include,” “includes” and “including” in this Agreement shall be deemed to be followed by the words “without limitation,” whether or not so specified. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused this Agreement to be drafted.

ARTICLE II

NOMINATION RIGHTS

Section 2.01 Board Nominees.

(a)

Subject to the terms and conditions of this Agreement, from and after the Effective Date until the Termination Date, at every meeting of the Board, or a committee thereof, at which directors of the Company are appointed by the Board or are nominated to stand for election by stockholders of the Company, the Sheffield Group shall have the right, but not the obligation:

(i)

to nominate two directors for election to the Board until the first time when the Voting Percentage of the Sheffield Group is less than 12.5%, one of whom shall be a Class I director and the other who shall be a Class II director and shall be an Independent Director; and

(ii)

to nominate one director for election to the Board at any time when the aggregate Voting Percentage of the Sheffield Group is less than 12.5% until the first time when the Voting Percentage of the Sheffield Group is less than 5.0%, who shall be a Class I director.

Each such director designated pursuant to Section 2.01(a) is referred to as a “Designated Director”. The initial Designated Directors as of the Effective Date are Ryan Dalton and Stephanie Reed.

(b) Subject to Section 2.01(c), the Company shall (1) take all actions (to the extent such actions are permitted by applicable law) to (i) include each Designated Director in the slate of director nominees for election by the Company’s stockholders and (ii) include each Designated Director in the proxy statement prepared by the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Board with respect to the election of members of the Board and (2) not publicly oppose or object to the election of any Designated Director.

(c) The Company’s obligations pursuant to Sections 2.01(b), (d) and (e) shall be subject to each person designated as a nominee or successor for the Designated Directors, as applicable, providing, fully and completely, (i) any information that is required to be disclosed in any filing or report under the listing standards of the Securities Exchange and applicable law or regulatory guidance or requests, (ii) any information that is required in connection with determining the independence status of the Designated Directors under the listing standards of the Securities Exchange and applicable law, and (iii) if required by applicable law, such individual’s written consent to being named in a proxy statement as a nominee and to serving as director if elected.

(d) If a Designated Director is not appointed, nominated or elected to the Board because of such person’s death, disability, disqualification, withdrawal as a nominee or for other reason, (i) the Sheffield Group shall be entitled to designate another nominee and shall do so as promptly as practicable following the failure of such Designated Director to be appointed, nominated or elected to the Board and (ii) the director position for which the original Designated Director was nominated shall not be filled pending such designation.

(e) If a vacancy occurs because of the death, disability, disqualification, resignation or removal of a Designated Director or for any other reason, the Sheffield Group shall be entitled to designate such person’s successor, and the Company hereby agrees, to the fullest extent permitted by applicable law (including with respect to fiduciary duties under Delaware law), to promptly fill the vacancy with such successor, it being understood that any such successor designee shall serve the remainder of the term of the Designated Director whom such designee replaces. the

Sheffield Group shall designate a successor pursuant to this Section 2.01(e) as promptly as practicable following any such vacancy.

(f) In the event that the Sheffield Group shall cease to have the right to designate a Director hereunder, then any current Designated Director shall (i) at the request of a majority of the Directors then in office resign immediately if such resignation would not reasonably be expected to violate such director’s fiduciary duties under applicable law, and, upon such request by a majority of the Directors then in office, the Sheffield Group shall take such action as reasonably necessary to facilitate such resignation or (ii) if no such request is made, continue to serve until his or her term expires at the next annual meeting of stockholders of the Company.

ARTICLE III

EFFECTIVENESS AND TERMINATION

Section 3.01 Termination. The rights of Sheffield Group shall terminate upon the earlier to occur of (a) the Termination Date and (b) the delivery of written notice to the Company by the Sheffield Group agreeing to terminate its rights under this Agreement (each a “Termination Trigger”). This Agreement will terminate and be of no further force and effect once a Termination Trigger has occurred.

ARTICLE IV

MISCELLANEOUS

Section 4.01 Notices. All notices, requests, consents and other communications hereunder to any party shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier or mailed by registered or certified mail to such party at the address set forth below, or sent by e-mail transmission (or such other address or contact information as shall be specified by like notice):

If to the Company:	Tamboran Resources Corporation
Attn: Eric Dyer; Rohan Vardaro
Suite 01, Level 39, Tower One, International Towers Sydney
100 Barangaroo Avenue, Barangaroo NSW 2000, Australia
eric.dyer@tamboran.com; rohan.vardaro@tamboran.com

If to the Sheffield	***
Group:

With copy to:	Latham & Watkins LLP
300 Colorado Street, Suite 2400
Austin, TX 78701
Attn: Michael Chambers
michael.chambers@lw.com

Notices will be deemed to have been given hereunder when personally delivered or when receipt of e-mail has been acknowledged by non-automated response, one calendar day after deposit with a nationally recognized overnight courier and five calendar days after deposit in U.S. mail.

Section 4.02 Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.03 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall be considered one and the same agreement.

Section 4.04 Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

Section 4.05 Further Assurances. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other parties hereto to give effect to and carry out the transactions contemplated herein.

Section 4.06 Governing Law; Equitable Remedies. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 4.07 Consent To Jurisdiction. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement, each of the parties hereto hereby irrevocably (a) submits to the non-exclusive jurisdiction of the Court of Chancery of the State of Delaware and the United States District Court for the District of Delaware and the appellate courts therefrom (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or Sheffield at their respective addresses referred to in Section 4.01 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT AND TO HAVE ALL MATTERS RELATING TO THIS AGREEMENT BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 4.08 Amendments; Waivers.

(a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Sheffield, or, in the case of a waiver, by the applicable party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 4.09 Assignment

Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party; provided, that Sheffield Holdings shall be entitled to assign its rights hereunder to any member of the Sheffield Group (and any member of the Sheffield Group may assign its rights hereunder to any other member of the Sheffield Group) without the prior written consent of the Company, so long as such party has agreed in writing to be bound by the terms of this Agreement. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 4.10 Third Party Beneficiaries

Notwithstanding anything in this Agreement to the contrary, agrees that each member of the Sheffield Group is an express third party beneficiaries of, and may enforce, any of the provisions of this Agreement and that this Agreement shall expressly inure to the benefit of the members of the Sheffield Group and each member of the Sheffield Group shall be entitled to rely on and enforce the provisions of this Agreement and that this Agreement (and any other provision of this Agreement to the extent an amendment, supplement, waiver or other modification of such provision would modify the substance of this Section 4.10) may not be amended, supplemented, modified or waived in a manner that is adverse in any material respect to any material right of the Sheffield Group without the written consent of Sheffield.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

TAMBORAN RESOURCES CORPORATION

By:	/s/ Joel Riddle
Name: Joel Riddle
Title: Chief Executive Officer

[Signature Page to Director Nomination Agreement]

SHEFFIELD HOLDINGS, LP
By:	Spraberry Interests, LLC, its general partner

By:	/s/ Bryan Sheffield
Name:	Bryan Sheffield
Title:	President

[Signature Page to Director Nomination Agreement]